_____________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934 (the "Act")

January 8, 2004

(Date of earliest event reported)

SUITE 101.COM, INC.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25136 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

200, 630 – 4th Avenue S.W.

Calgary, Alberta, Canada T2P 0J9

(Address of principal executive offices)

Telephone Number (403) 777-9250

(Registrant's telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

c)

Exhibits:

99.1.

Press release dated January 8, 2004.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 8, 2004

SUITE 101.COM, INC.

(Registrant)

/s/ Patricia Price

Patricia Price

Corporate Secretary

EXHIBIT

Press release dated January 8, 2004

SUITE101 ANNOUNCES NAME CHANGE AND ELECTION OF DIRECTORS

January 8, 2004

Suite101.com, Inc (“BOWG” on the OTCBB) of Calgary, Alberta announced today that at the Annual General Meeting of Shareholders held today, the shareholders voted to change the name of the corporation from Suite101.com, Inc. to GeoGlobal Resources Inc. (“GeoGlobal”).  In addition, at the meeting, the shareholders elected to the Board of Directors:  Jean P. Roy, President and CEO of the Company, Allan J. Kent, Executive VP & CFO of the Company, Mr. Brent J. Peters of Toronto, Ontario and Mr. John K. Campbell of Vancouver, B.C. and a new board member, Mr. Peter R. Smith of Toronto, Ontario.

In a director’s meeting held following the shareholders meeting, the Board appointed Mr. Peter R. Smith to be Chairman of the Board.  Mr. Smith held the position of Chairman of the Board of Directors of Canada Mortgage and Housing Corporation (“CMHC”) for 8 years until the end of his tenure in September 2003.  The Governor General of Canada recently appointed Mr. Smith as a Member of the Order of Canada.  He also holds a Masters Degree in Political Science (Public Policy) from the State University of New York, and an Honours B.A. History and Political Science, Dean’s Honour List, McMaster University, Ontario.  Since 1989, he has been the President and co-owner of Andrin Limited, a large developer/builder of housing in Canada.

Earlier in the day, the Company announced in a separate press release its 10% participation interest in the award of two new onshore Exploration Blocks in the Cambay Basin in India under the Fourth round of the New Exploration Licensing Policy (NELP-IV). The Cambay Basin is located onshore in the West of India, in the State of Gujarat.  In addition, the Company announced in its release earlier today updated information regarding the status of the KG-OSN-2001/3 Exploration Block (“KG Block”) in which the Company holds an interest.  The Company's previously announced multi-well drilling program is on target and is expected to commence near the end of the first quarter of 2004.

Cautionary Statement to Investors

This Press Release may contain statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of Suite101.com, Inc., its directors, or its officers with respect to the outcome of the oil and gas exploration, development and drilling activities in the exploration block in which the Company owns an interest off the east coast of India and the two additional exploration blocks recently awarded in the Cambay Basin. Investors are cautioned that any such forward-looking statements are not guarantees of the success of the Company's oil and gas exploration, development and drilling activities and involve risks and uncertainties. There are numerous risks and uncertainties involved in the Company's acquisition of unproved minority interests in the exploration areas, including the possibilities that no discoveries of hydrocarbons are made on the exploration blocks or, if discovered, that such discoveries are not determined to be commercially productive. The blocks are a highly speculative exploration opportunities and pursuing the development of the exploration blocks will involve material risks to the Company and will result in material dilution to its stockholders.  The Company will be required to fund its share of the costs incurred during the work commitment phase under the Production Sharing Contracts relating to the exploration blocks in the Cambay Basin and there can be no assurance that such funds will be available to the Company in the amounts required.  Additional risks and uncertainties arise out of seeking to do business overseas in India where political and other world events may disrupt the Company's plans and intentions. There can be no assurance that the Company's oil and gas exploration and production activities will be commercially successful or result in material revenues to the Company.  Additional important risk factors are described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB. The filings may be viewed at http://www.sec.gov. and www.sedar.com.

For further information contact:

Allan J. Kent, Executive VP and CFO

Brent Peters, Director

phone: 403-777-9250

phone: 416-628-5901

fax: 403-777-9199

email: info@geoglobal.com